EXHIBIT 99.1

U.S. Appeals Court Affirms Almost Half Billion Dollar Judgment
In Favor of KBR Subsidiary

HOUSTON – (August 2, 2016) – KBR, Inc. (NYSE: KBR) announced today that in a decision in ongoing litigation involving COMMISA, a subsidiary of KBR, the United States Second Circuit Court of Appeals affirmed a judgment in excess of $465 million for COMMISA against PEMEX Exploracion y Produccion (PEP).

This positive result follows a decade of litigation involving two offshore natural gas treatment, processing and reinjection platforms which COMMISA built for PEP, platforms which have been working and in use by PEP since 2004 but for which COMMISA was never fully compensated.

"We are pleased the Court affirmed this substantial judgment for KBR's subsidiary COMMISA, an amount long overdue for work performed decades ago," said Stuart Bradie, President and CEO of KBR.  "This ruling represents another step closer to finally resolving this protracted dispute.  While PEP may seek rehearing or apply to the U.S. Supreme Court for review, KBR believes this decision moves us much closer to final resolution.  We look forward to the day when we can finally put this matter behind us."

KBR's trial team was led by Richard Marooney with King & Spalding LLP in New York.  KBR's appellate team was led by Paul Clement of Bancroft PLC in Washington DC.  Both teams were ably supported by many others at both firms.

About KBR, Inc.

KBR, Inc. is a global technology, engineering, procurement and construction company serving the hydrocarbons and government services industries, employing approximately 25,800 people worldwide with customers in more than 80 countries and operations in 40 countries across three distinct global businesses:

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Technology & Consulting, including proprietary technology in refining, ethylene, ammonia and fertilizers, and gasification; and niche consulting and know-how through subsidiaries Granherne, Energo and GVA

•	Engineering & Construction, including Offshore Oil & Gas; Onshore Oil & Gas; LNG/GTL; Refining; Petrochemicals; Chemicals; differentiated EPC, and Industrial Services
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Government Services, incorporating KBRwyle, includes capabilities that span the full spectrum of government mission requirements including research and development, testing, engineering, logistics, deployed operations, and life-cycle sustainment.

KBR is proud to work with its customers across the globe to provide technology, value-added consulting services, integrated EPC delivery and Long Term Industrial Services to ensure consistent project delivery with predictable results. At KBR, we deliver.
Visit www.kbr.com

Forward Looking Statement

The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control that could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: the outcome of and the publicity surrounding audits and investigations by domestic and foreign government agencies and legislative bodies; potential adverse proceedings by such agencies and potential adverse results and consequences from such proceedings; the scope and enforceability of the company's indemnities from its former parent; changes in capital spending by the company's customers; the company's ability to obtain contracts from existing and new customers and perform under those contracts; structural changes in the industries in which the company operates; escalating costs associated with and the performance of fixed-fee projects and the company's ability to control its cost under its contracts; claims negotiations and contract disputes with the company's customers; changes in the demand for or price of oil and/or natural gas; protection of intellectual property rights; compliance with environmental laws; changes in government regulations and regulatory requirements; compliance with laws related to income taxes; unsettled political conditions, war and the effects of terrorism; foreign operations and foreign exchange rates and controls; the development and installation of financial systems; increased competition for employees; the ability to successfully complete and integrate acquisitions; and operations of joint ventures, including joint ventures that are not controlled by the company.

KBR's most recently filed Annual Report on Form 10-K, any subsequent Form 10-Qs and 8-Ks, and other Securities and Exchange Commission filings discuss some of the important risk factors that KBR has identified that may affect the business, results of operations and financial condition. Except as required by law, KBR undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

For further information, please contact:

Investors
Lynn Nazareth
Vice President, Investor Relations
713-753-8776
Investors@kbr.com

Media
Marit Babin Stout
Director, Global Communications & Government Relations
713-753-3800
Mediarelations@kbr.com